Exhibit 16

August 17, 2016

Securities and Exchange Commission

450 Fifth Street N.W.

Washington, DC 20549

We have read the statements of Galaxy Gaming, Inc., pertaining to our firm included under Item 4.01 of Form 8-K dated August 12, 2016 and agree with such statements as they pertain to our firm.

Sincerely,

/s/ KLJ & Associates, LLP

5201 Eden Avenue

Suite 300

Edina, Minnesota  55436

630.277.2330